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                                  EXHIBIT 10.9

                            AGREEMENT FOR PURCHASE OF

                            NETWORK REAL ESTATE, INC.

                    LICENSING AGREEMENTS AND TRADEMARKS DATED

                                  JUNE 12, 1997


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                            AGREEMENT FOR PURCHASE OF
                            NETWORK REAL ESTATE, INC.
                       LICENSING AGREEMENTS AND TRADEMARKS

This agreement is made as of June 12, 1997 by and between NETWORK REAL ESTATE, INC. and HOMELIFE, INC.

                                    RECITALS

Whereas, HomeLife, Inc. ("H.I.") desires to purchase the licensing agreements and trademarks of Network Real Estate, Inc. ("N.R.E")

Whereas, Network Real Estate is desirous to convey its real estate operation including the licensing agreements and trademarks.

NOW THEREFORE; the parties agree as follows:

(1) TRANSFER OF ASSETS

Effective on or before August 20, 1997, N.R.E. will transfer and assign to H.I. the real estate operations of N.R.E. including the trademarks and licensing agreements. (See Exhibit A.)

(2) SALES PRICE AND TERMS

H.I. agrees to pay N.R.E. $100,000 as follows:

(A) $10,000 cash down payment upon the closing on or before August 20th, 1997, including assignment of all agreements.

(B) $10,000 promissory note @ 8% interest due and payable on or before October, 25, 1997.

(C) $80,000 in preferred convertible redeemable shares of HI stock carrying 8% interest which will be accrued and payable in 12 months or when redeemed. Said stock will be guaranteed at a price of $5.00 per share when converted after a period of twelve months. These preferred convertible shares of HI are secured by the contracts assigned under "Exhibit A". H.I. represents and warrants that it is duly authorized to issue these preferred convertible shares, can be validly issued, and will be free and clear of all preemptive rights, rights of first refusal, liens, charges, claims and encumbrances. HomeLife has the option to buy back the shares at $5.00 per share in twelve (12) months or any time prior to twelve months.

(4) BOARD APPROVALS

H.I. and N.R.E. are each responsible to obtain any Board of Director approval as necessary prior to closing on or before June 25, 1997.

(5) CLOSING

         Closing to be on or before August 20, 1997 at the offices of Network Real Estate, Inc., 2121 41st Avenue, Suite # 102, Capitola, California.

(6) ENTIRE AGREEMENT

         This contract constitutes the sole and only Agreement between Buyer and Seller respecting said sale of Assets in this Agreement and correctly sets forth the obligation of Seller and Buyer to each other as of its date. Any agreements or representations not expressly set forth in this Agreement are null and void.

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(7) NOTICES

  Any and all notices or other communications required or permitted by this Agreement or by law to be served on or given to either party hereto, Buyer or Seller, by the other party to this Agreement shall be in writing and should be effective only if delivered by personal service or mailed, United States mail, postage prepaid to:

    Andy Cimerman                           Lee Dana
    HomeLife, Inc.                          Network Real Estate, Inc.
    4100 Newport Place, Suite 730           2121 41st Avenue, Suite 102
    Newport Beach, CA 92660                 Capitola, CA 95010

(8) BINDING ON SUCCESSORS

Unless otherwise provided in this Agreement, each and all of the covenants, terms, provisions, and Agreements contained herein shall be binding upon and inure to the benefit of the successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

(9) SEVERABILITY

If any provisions of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement shall be interpreted as best to reasonably effect the intent of the parties hereto.

(10) AMENDMENT

Any term or provision of this Agreement may be amended only by a writing signed by the parties to be bound thereby.

(11) ATTORNEY'S FEES

Should any action be commenced between the parties to this Agreement, the party prevailing in the action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorney's fees.

(12) FURTHER ASSURANCES

Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements; and to give such further written assurances, as may be reasonably requested by any other party.

(13)  APPROVAL FOR STOCK ISSUANCE

Each party shall be responsible to obtain all necessary permits for the issuance of any stock by either corporation and each party warrants that any stock to be issued pursuant to this Agreement shall be proper and valid stock of the respective corporation.

AMENDED
8/22/97

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                                  SCHEDULE "A"

                         OF INTANGIBLE PERSONAL PROPERTY

1. Trademark for International Estates, registered with the Patent and Trademark Office on November 15, 1990, Trademark Reg. No. 037769. The mark expires on November 15, 2000.

2.       NETWORK REAL ESTATE and Logo.

3. All right, title and interest in and to the intellectual property rights involved in NETWORK REAL ESTATE, INC.

Locations:

1.       6990 Highway 9, Felton, CA 95018
2.       13127 Highway 9, Boulder Creek, CA 95066
3.       2121 41st Avenue, Suite 102A, Capitola, CA 95010
4.       222 Reservation Road, Marina, CA 93933
5.       The Villa Carmel, Suite 9, Carmel, CA 93921
6.       5450 Thornwood Drive, Ste. H, San Jose, CA 95123
7.       913 Willow Street, Suite 205, San Jose, CA 95125
8.       3550 Round Barn Blvd., Santa Rosa, CA 95403
9.       4980 Appian Way, #104, El Sobrante, CA 94803
10.      167 So. Auburn Street, Grass Valley, CA 95945
11.      3948 Highway 50, So. Lake Tahoe, CA 96150
12.      2161 Feather River Blvd., Oroville, CA 95965 - Closed
13.      1511 Treat Blvd., Suite 600, Walnut Creek CA 94598 (Relocation Center)
           Not a sales office
14.      2121 41st Avenue, Suite 102B, Capitola, CA 95010 (Service Center)

Trademarks:

1.   International Estates
     Service Mark Reg. No. 037769
     Date of Registration: 11/15/90
     Expires:     11/15/00

2.   Network Real Estate and Logo

(14) DEPARTMENT OF REAL ESTATE APPROVAL

Each party shall be responsible to obtain all necessary Department of Real Estate approval for the transfer of any licenses and trademarks by either corporation and each party warrants that any transfer shall be proper and valid according to the laws of the State of California.

(15) DEFAULT

In the event of default by H.I., N.R.E. agrees to provide H.I. with a 10 day notice.

(16) EXECUTION

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same document. It shall not be necessary, in making, proof of this Agreement, to produce or account for more than one counterpart.

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READ AND APPROVED:

HOMELIFE, INC.

 /s/ Andrew Cimerman
--------------------------------            ------------------------
Andrew Cimerman, CEO                        Date
Chairman of the Board

NETWORK REAL ESTATE, INC.

 /s/ Lee J. Dana
--------------------------------            ------------------------
Lee J. Dana, CEO                            Date
Chairman of the Board


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                                    ADDENDUM

This Addendum is attached to and is a part of that certain Agreement for Purchase of Network Real Estate, Inc. Licensing Agreements and Trademarks dated July 12, 1997, (the "Agreement").

Notwithstanding anything to the contrary contained in the Agreement, the parties, HOMELIFE, INC. and NETWORK REAL ESTATE, INC., agree that the officers, managers, directors, and stockholders of both HOMELIFE, INC. and NETWORK REAL ESTATE, INC. will not compete with the business of HOMELIFE, INC. or NETWORK REAL ESTATE, INC. for a period of eighteen (18) months.

HOMELIFE, INC.,                         NETWORK REAL ESTATE, INC.,
a Nevada corporation                    a California Corporation

By: /s/ Andrew Cimerman                 By: /s/ Lee J. Dana
   ------------------------    -----       ------------------------    -----
    Andrew Cimerman, C.E.O.    Date         Lee J. Dana, C.E.O         Date


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                            UNSECURED PROMISSORY NOTE

$10,000.00                                             Orange County, California
                                                            August 21, 1997

         FOR VALUE RECEIVED, HOMELIFE, INC., a Nevada corporation ("Maker"), promises to pay to NETWORK REAL ESTATE, INC., a California corporation, or order ("Holder"), the principal sum of Ten Thousand and NO/100 Dollars ($10,000.00), with interest thereon following default at the rate of eight-percent (8%) per annum until paid.

         1. PAYMENTS. Payment of the principal shall be due and payable on October 25, 1997. All payments shall be made without setoff, deduction, or counterclaim of any kind whatsoever. Principal and interest shall be due and payable in lawful money of the United States of America.

         2. WAIVER OF PRESENTMENT, NOTICE OF DISHONOR, AND PROTEST. Presentment, notice or dishonor, and protest are waived by all makers, sureties, guarantors, and endorsers of this Note.

         3. FORBEARANCE NOT A WAIVER. No delay or omission on the pail of Holder in exercising any rights under this Note or under the Security Agreement or any other security agreement given to secure this Note, on default by Maker, shall operate as a waiver of such right or of any other right under this Note or other agreements, for the same default or any other default. Maker and any sureties, guarantors, and endorsers of this Note consent to all extensions without notice for any period or periods of time and to the acceptance of partial payments before or after maturity, and to the acceptance, release, and substitution of security, all without prejudice to Holder. Holder shall similarly have the right to deal in anyway, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of the indebtedness, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any such party.

         4. SUCCESSORS AND ASSIGNS. This Note and all of the covenants, promises, and agreements contained in it shall be binding on and inure to the benefit of the respective legal and personal representatives, devisees, heirs, successors, and assigns of Maker and Holder.

         5. MODIFICATION. This Note may be modified or amended only by an agreement in writing signed by the party against whom the agreement is sought to be enforced.

         6. APPLICABLE Law. This Note will be governed by and construed in accordance with California law.

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         7. ATTORNEYS' FEES. Maker agrees to pay the following costs, expenses, and attorneys' fees paid or incurred by Holder, or adjudged by a court: Reasonable costs of collection, costs, and expenses, and attorneys' fees paid or incurred in connection with the collection or enforcement of this Note, whether or not suit is filed. In the event of any legal, equitable or administrative action or proceeding brought by either party against the other party under this Note, the prevailing party shall be entitled to recover the reasonable fees of its attorneys and any costs incurred in such action or proceeding including costs of appeal, if any, in such amount that the court or administrative body having jurisdiction over such action may award.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

                                 HOMELIFE, INC.,
                                 a Nevada corporation

                                 By:  Andrew Cimerman
                                    ----------------------------------------
                                 Its:
                                     ---------------------------------------


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                        ASSIGNMENT OF INTANGIBLE PROPERTY

         This ASSIGNMENT OF INTANGIBLE PROPERTY ("Assignment") is made on August 21, 1997, by NETWORK REAL ESTATE, INC., a California corporation ("Transferor"), in favor of HOMELIFE, INC. a Nevada corporation
("Transferee").

          For value received, the receipt and sufficiency of which are hereby acknowledged, Transferor hereby sells, assigns, transfers, conveys and delivers to Transferee, absolutely and not as security, all of his present and future right, title and interest in and to the following intangible personal property (collectively, the "Personal Property"):

         To the extent that they are assignable or transferable, any and all formulas, know-how, trade secrets, proprietary, product registrations, franchises, trademarks, trade names, copyrights, service marks, other trade rights and other intangible assets, together with all rights to and applications, licenses and franchises for, any of the foregoing, relating to the production, manufacture and distribution of absorbent materials and products, including, without limitation, those listed on attached Schedule "A," incorporated herein by this reference.

         Transferor represents and warrants that Transferor has good and marketable title to the Personal Property free and clear of all mortgages, security interests, pledges, conditions, liens and encumbrances of any nature. Transferor covenants, at Transferor's sole cost and expense, to defend Transferee's title to the Personal Property against all claims and demands of all persons or entities whomsoever which may have accrued as of the date of this Assignment other than those stated above.

         EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE PERSONAL PROPERTY IS BEING CONVEYED HEREUNDER "AS IS" AND "WHERE IS" AS OF THE DATE OF THIS ASSIGNMENT, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER.

         Transferor will, upon request from Transferee, without further consideration, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered all such further documents necessary or proper to effect the sale, assignment, transfer, conveyance and delivery of the Personal Property to Transferee.

                                     "TRANSFEROR"

                            NETWORK REAL ESTATE, INC.

                            By:
                               ----------------------------------------

                            Its:
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